Exhibit 10.50

LOCKBOX AGREEMENT

THIS LOCKBOX AGREEMENT, dated as of July 21, 2006 (this “Agreement”), by and between EMAGIN CORPORATION, a Delaware corporation (the “Company”), the bank or other financial institution which may become a party hereto in accordance with Section 25, as lockbox agent (the “Lockbox Agent”), and ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the several Buyers (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1) are parties to the several Note Purchase Agreements, pursuant to which, among other things, the Buyers have agreed to purchase the Notes from the Company;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Collateral Agent are executing and delivering the Security Agreement with the Collateral Agent pursuant to which, among other things, the Company is granting a security interest in the Collateral, including, without limitation, all of the Company's right, title and interest in and to all Accounts and Contracts arising thereunder and the Collateral Account to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, in order to give effect to and perfect the security interest in certain of the collateral subject to the Security Agreement, this Agreement provides that all payments to the Company pursuant to the Security Agreement shall be paid into a lockbox or a Collateral Account controlled by the Lockbox Agent and disbursed from the Collateral Account in accordance with the terms of this Agreement; and

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes pursuant to the Note Purchase Agreements that the Company and the Collateral Agent shall have executed and delivered this Agreement for the ratable benefit of the Holders;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions.

(a) As used in this Agreement, the terms “Agreement”, “Company”, “Collateral Agent”, and “Lockbox Agent” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Notes.

(d) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounts” shall have the meaning given such term in the Security Agreement.

“Additional Note” means the Note issued pursuant to the Additional Note Purchase Agreement.

“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Company and Stillwater LLC, which by its terms contemplates the issuance of up to $500,000 aggregate principal amount of Notes on or after December 10, 2006.

“Agreement” means this Lockbox Agreement, as amended, supplemented or otherwise modified from time to time.

“Available Specified Funds” means with respect to each Deposit Date the amount of the Specified Funds less the Retained Amount.

“Buyer” means any of the several buyers party to a Note Purchase Agreement.

“Collateral” shall have the meaning given such term in the Security Agreement.

“Collateral Account” means the account maintained at the Collateral Agent for the ratable benefit of the Holders which is identified in clause (b) of Section 2 and entitled “eMagin Noteholder Collateral Account”, and any successor or replacement account.

“Deposit Date” shall have the meaning given such term in Section 7(a).

“Event of Default” means:

(1) the failure by the Company to perform in any material respect any obligation of the Company under this Agreement as and when required by this Agreement;

(2) any representation or warranty made by the Company pursuant to this Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(3) any Event of Default, as that term is defined in the Security Agreement;

(4) any Event of Default, as that term is defined in the Patent and Trademark Security Agreement; or

(5) any Event of Default, as that term is defined in any of the Notes.

“Event of Default Notice” means a notice given by the Company, the Collateral Agent or a Holder to the Lockbox Agent of the occurrence of an Event of Default.

“Holder” means any Buyer or any holder from time to time of any Note.

“Instruction” shall have the meaning provided in Section 2(a).

“Lien” shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

“Lockbox” means the lockbox administered by the Lockbox Agent for the ratable benefit of the Holders which is identified in clause (a) of Section 2, and any successor or replacement lockbox.

“Lockbox Agent's Designees” shall have the meaning given such term in Section 10(a).

“Majority Holders” means at any time such of the holders of Notes, which based on the outstanding principal amount of the Notes, represents a majority of the aggregate outstanding principal amount of the Notes.

“Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Company and the respective Buyer party thereto pursuant to which the Company issued the Notes, including, without limitation, the Additional Note Purchase Agreement.

“Notes” means the Company’s 6% Senior Secured Convertible Notes due 2007-2008 originally issued pursuant to the Note Purchase Agreements, including, without limitation, the Additional Note.

“Notice Date” means the date on which the Company gives the Instruction in accordance with Section 2.

“Obligations Schedule” means a schedule prepared by the Company which for each Holder and each Note held thereby states, as of the date thereof, the following:

(i) such Holder's name, address, telephone line facsimile transmission number and payment instructions, including wire transfer instructions,

(ii) the original principal amount, the outstanding principal amount and the and the maturity date of the Note,

(iii) the amount of accrued and unpaid interest on each Note,

(iv) the amount of unpaid interest due on each Note as of the most recent Interest Payment Date,

(v) the amount of unpaid Default Interest, if any, due on each Note,

(vi) the occurrence or continuation of any Event of Default with respect to each Note,

(vii) the occurrence of any event which with notice or the passage of time, or both, could become an Event of Default,

(viii) the amount, due date of, and reasons for any unpaid obligation due with respect to each Note by reason of (A) an Event of Default or (B) any other repurchase, redemption or acceleration obligation, and

(ix) the aggregate amount then due to the Holder with respect to each Note.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, dated as of July 21, 2006, between the Company and the Collateral Agent.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Retained Amount” means that portion, which may be all, of the Specified Funds for each Deposit Date which equal (to the extent of the Specified Funds available) the sum of all amounts with respect to the Notes which are scheduled to accrue or which otherwise are expected to become due to the Holders during the Retention Period for principal of and interest and Default Interest on the Notes or for costs and expenses arising under the Transaction Documents and payable by the Company.

“Retention Period” means the 45-day period after each Deposit Date.

“Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, between the Company and the Collateral Agent.

“Specified Funds” shall have the meaning given such term in Section 7(a).

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Termination Notice” means a notice given to the Lockbox Agent by and signed by the Company, the Majority Holders and the Collateral Agent, which notice states that a particular Event of Default has terminated or has been satisfied or waived and no Holder has any continuing rights with respect thereto.

“Transaction Documents” means the Notes, the Note Purchase Agreements, this Agreement, the Security Agreement, the Patent and Trademark Security Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

2. Payments. (a) The Company agrees, that, upon the direction of the Collateral Agent given at any time that an Event of Default has occurred and is continuing, in accordance with Section 3(b) of the Security Agreement the Company shall irrevocably instruct in writing (the “Instruction”) all the account debtors on the Accounts that constitute part of the Collateral and all of the parties (other than the Company) who are parties to Contracts that constitute part of the Collateral that such Accounts and Contracts have been assigned to the Collateral Agent for the ratable benefit of the Holders and that payments in respect thereof shall be shall be made either

(i) by check or money order to the address of the Lockbox, which address shall be identified to the Company by the Collateral Agent or if the Lockbox Agent is a bank shall be the address of the office of the Lockbox Agent, or

(ii)  by wire transfer of funds to the Collateral Account, which account shall be identified to the Company by the Collateral Agent.

If the Company fails to give the Instruction in accordance with Section 3(b) of the Security Agreement, the Collateral Agent may, in its own name or in the name of the Company, give the Instruction directly to the account debtors on the Accounts that constitute part of the Collateral and to all of the parties to Contracts that constitute part of the Collateral.

(b) If the Collateral Agent shall so require, at or prior to the time any Person who has not already received the Instruction is to become an account debtor on Accounts that constitute part of the Collateral or a party to Contracts that constitute part of the Collateral, the Company shall instruct such Person that such Accounts and Contracts have been assigned to the Collateral Agent for the ratable benefit of the Holders and that payments in respect thereof shall be made in the manner set forth in Section 2(a). If the Company fails to give the instructions in accordance with this Section 2(b), the Collateral Agent may, in its own name or in the name of the Company, give such instructions directly to such Person.

3.  No Contrary Instructions. Without the prior written consent of the Collateral Agent and the Majority Holders, the Company shall not revoke, rescind or modify the Instruction or take any other action which is contrary to or inconsistent with this Agreement or the Security Agreement. If for any reason the Company receives any payment from an account debtor or party to a Contract on or after the Notice Date, the Company shall immediately deposit such payment, and any interest or proceeds thereon, in the Collateral Account. Prior to such deposit, the Company shall hold all such funds in trust for the exclusive benefit of the Collateral Agent and the Holders pursuant to this Agreement.

4. Lockbox. The Lockbox shall be under the sole and exclusive control of the Lockbox Agent, as agent for the Collateral Agent only. On each Business Day on or after the date the Company gives or is required to give the Instruction, the Lockbox Agent will remove all items from the Lockbox and promptly deposit all checks, money orders and other payments included in such items in the Collateral Account. The Company irrevocably authorizes and directs the Lockbox Agent to endorse and deposit all such checks and money orders in the Collateral Account on the Business Day of receipt by the Lockbox.

5. Collateral Account.  The Collateral Account shall be under the sole and exclusive control of the Lockbox Agent, as agent for the Collateral Agent only. All cash deposited in the Collateral Account pursuant to this Agreement, and all interest earned thereon, shall be held in the Collateral Account and shall at all times be segregated from the funds and property of any other Person. The Collateral Account shall be an interest-bearing account which pays interest at the rate determined from time to time by the Lockbox Agent for comparable, fully liquid commercial accounts. Without the prior consent of the Company, the Collateral Agent and the Majority Holders, the assets in the Collateral Account shall be held in cash only and shall not be invested in any securities. Funds may be withdrawn from the Collateral Account only as expressly provided in this Agreement.

6. Events of Default.  Upon the occurrence of an Event of Default, the Company shall immediately, and the Collateral Agent may at any time, notify the Lockbox Agent thereof by giving an Event of Default Notice. If an Event of Default Notice is so given to the Lockbox Agent by the Company or the Collateral Agent, then thereafter the Lockbox Agent shall deem an Event of Default to have occurred and be continuing for all purposes unless and until the Lockbox Agent receives a Termination Notice executed by the Company, the Majority Holders and the Collateral Agent.

7. Release of Funds. (a) Three Business Days after the Business Day on which funds received from any person are deposited into the Collateral Account in a minimum amount of $100,000 (or which would increase the balance in the Collateral Account to at least $100,000) (the “Deposit Date”), the Lockbox Agent shall disburse the amount of funds, including interest received, held in the Collateral Account on such Deposit Date (the “Specified Funds”) as follows:

(i) First, to pay each Holder on a pro rata basis the amount of all accrued and unpaid interest and Default Interest, if any, then due each Holder in accordance with the terms of their respective Notes through the most recent Interest Payment Date;

(ii) Second, to pay each Holder on a pro rata basis the unpaid amount, if any, then due such Holder pursuant to Article II of the Notes for any Determination Period ended at least 45 days prior to the date of such payment;

(iii) Third, to pay each Holder on a pro rata basis the amount, if any, of unpaid principal then due on the maturity date of any installment of principal of such Holder's Notes;

(iv) Fourth, to the Holders and the Collateral Agent to pay or reimburse them for their respective amounts of costs and expenses payable by the Company pursuant to the Transaction Documents and not theretofore paid or reimbursed by the Company (including under this Section 7(a)); and

(v) Fifth, if no Event of Default shall have occurred and be deemed continuing pursuant to Section 6, to pay the Available Specified Funds remaining in the Collateral Account to the Company.

(b) During each Retention Period, the Lockbox Agent shall hold the Retained Amount in the Lockbox Account. On the Business Day following the end of such Retention Period, the Lockbox Agent shall (1) pay each Holder, on a pro rata basis, from the Retained Amount any unpaid amounts due to the Holders for interest, Default Interest and principal as described in clauses (i)-(iii) of Section 7(a) which have accrued and become due during the Retention Period and then (2) pay costs and expenses of the Holders and the Collateral Agent as described in clause (iv) of Section 7(a) and then (3) provided no Event of Default shall have occurred and be continuing, pay the remaining Retained Amount to the Company.

(c) If an Event of Default shall have occurred and be continuing, after disbursing the Specified Funds in the Collateral Account pursuant to clauses (i) through (iv) of Section 7(a), the Lockbox Agent shall disburse the remaining Specified Funds to pay each Holder, on a pro rata basis, the amount of unpaid principal then due upon acceleration, if any, pursuant to Article IV of such Holder's Note(s); provided, however, that if the amount of such Specified Funds is insufficient to pay all amounts due to the Holders, then the amount paid to the Holders pursuant to this Section 7(c) shall be prorated among the Holders in proportion to the respective amounts due each Holder.

(d) For each Deposit Date, after making the payments to the Holders required by Sections 7(b) and 7(c) and after the Company shall have paid the Holders any other amounts then due under the Notes, the Lockbox Agent shall pay to the Company all Specified Funds remaining in the Collateral Account. Funds received in the Collateral Account and interest received thereon after any Deposit Date shall be deemed new Specified Funds to be disbursed, three Business Days after the next Deposit Date to occur, in accordance with all of the provisions and priorities of this Section 7 before being paid to the Company.

8. Reporting Requirements; Payment Instructions. (a) On or before the Notice Date, on the first Business Day of each calendar month thereafter, and at such other times as requested by the Lockbox Agent in order to comply with its obligations under this Agreement or by the Collateral Agent, the Company shall furnish to the Lockbox Agent and the Collateral Agent an updated Obligations Schedule. The Company shall promptly correct any errors in any Obligations Schedule and furnish copies of such corrected Obligations Schedule to the Lockbox Agent and the Collateral Agent. If the Collateral Agent or any Holder shall notify the Lockbox Agent and the Company of any error in or dispute concerning an Obligations Schedule, the Lockbox Agent shall not release any funds from the Collateral Account which are the subject of such error or dispute until such error is corrected or such dispute is resolved with the consent of the affected Holders and the Company. The Lockbox Agent may release from the Collateral Account, in accordance with this Agreement, funds which are not subject to such error or dispute.

(b) All payments by the Lockbox Agent to the Holders under this Agreement shall be made by wire transfer of immediately available funds to the applicable account, or if no wire transfer instructions are given to the address, specified for each Holder in the Obligations Schedule or in a superseding notice given by a Holder to the Lockbox Agent. All payments by the Lockbox Agent to the Company under this Agreement shall be deposited in the Company's separate account maintained at the Lockbox Agent or shall be sent by wire transfer of immediately available funds to such other account as the Company shall have specified by notice to the Lockbox Agent.

9. Representations and Warranties. The Company hereby represents and warrants to and for the benefit of the Lockbox Agent, the Collateral Agent and the Holders that:

(a) Power and Authority. The Company has full power, authority and legal right to enter into this Agreement.

(b) Binding Obligation.  This Agreement has been duly authorized by the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) Non-Contravention.  The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by the Company or any Subsidiary, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company or any Subsidiary is a party or which purports to be binding upon the Company or any Subsidiary or upon any of their respective assets and will not result in the creation or imposition of any Lien on any of the assets of the Company or any Subsidiary except as expressly permitted by this Agreement and the other Transaction Documents.

(d) Consents.  No consent (other than consents which have been obtained) of any party, and no filing, approval, registration, recording or other action is required in connection with the execution, delivery or performance of this Agreement by the Company.

10. Limitation of Liability. The Lockbox Agent's liability in connection with the performance of the transactions covered by this Agreement shall be strictly limited as follows:

(a) The Lockbox Agent shall exercise ordinary care in selecting agents and independent contractors, adequately bonded, to pick up and deliver the contents of the Lockbox (“Lockbox Agent's Designees”) but shall not be liable for loss caused by Lockbox Agent's Designees' negligence or misconduct. In the event of such loss, the Lockbox Agent will exercise its commercially reasonable best efforts, at the Company's cost and expense, to assist the Company in obtaining redress from the responsible party.

(b) The Lockbox Agent shall exercise its commercially reasonable best efforts in determining the optimum time to pick up mail at the Lockbox and the best carrier to deliver that mail to the Lockbox Agent’s designated processing facility. However, the Lockbox Agent shall not be liable if the chosen pickup time and carrier prove not to result in the earliest possible availability of funds.

(c) In performing it duties hereunder, the Lockbox Agent will exercise ordinary care and will act in good faith. The Lockbox Agent will not be accountable for its failure to perform any of its obligations hereunder, except for its gross negligence or willful misconduct, or that of its employees, officers or agents. If, as a result of such gross negligence or willful misconduct, the Lockbox Agent is liable for mishandling any item, such liability shall be limited to the lesser of the face amount of any check involved or the amount of the Company's direct loss as a result of such mishandling, and in no event shall the Lockbox Agent be responsible for any incidental or consequential damages. IN NO EVENT SHALL THE LOCKBOX AGENT BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFIT, NOTWITHSTANDING NOTICE TO THE LOCKBOX AGENT OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

11. Indemnification. The Company agrees to pay, indemnify, and to save the Lockbox Agent, the Collateral Agent and each Holder harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to the Collateral Account, (ii) with respect to, or resulting from, any failure or delay by the Company in complying with any law or regulation applicable to the Collateral Account or (iii) in connection with this Agreement, any breach or alleged breach hereof, or any action taken by the Lockbox Agent, the Collateral Agent or any Holder in exercising its rights hereunder.

12. Security Agreement. The Collateral Account and the Lockbox, and all funds due to the Company and deposited in the Lockbox and the Collateral Account, are subject to the security interest of the Collateral Agent pursuant to the Security Agreement in accordance with the terms thereof.

13. Paragraph Headings, Captions, Etc. The paragraph headings, the captions and the footers used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14. No Waiver; Cumulative Remedies.  The Lockbox Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lockbox Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lockbox Agent, the Collateral Agent or the Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lockbox Agent, the Collateral Agent or the Holders would otherwise have on any future occasion. The rights and remedies herein and in the Transaction Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

15. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement; provided, however, that any provision of this Agreement may be waived, amended, supplemented or otherwise modified by the Lockbox Agent only with the prior written approval of the Collateral Agent or the Majority Holders. This Agreement shall be binding upon the successors and permitted assigns of the Company and shall inure to the benefit of the Lockbox Agent and its successors and assigns. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Lockbox Agent, which the Lockbox Agent may withhold in its sole discretion.

16. Effective Date; Termination.  This Agreement shall become effective at the time of first issuance of any Note on the earliest Issuance Date when executed and delivered by the Company and the Collateral Agent. Upon the payment and performance in full by the Company of its obligations under the Transaction Documents, the Company's obligations to the Lockbox Agent and the Holders pursuant to Sections 2 through 8 shall terminate, any funds remaining in the Collateral Account shall be paid to the Company, and promptly thereafter the parties shall instruct the account debtors on all Accounts that theretofore constituted Collateral and all parties to Contracts that theretofore constituted Collateral to make all further payments due to the Company directly to the Company.

17. Notices. Except as otherwise specifically provided herein, any notice required or permitted to be given under the terms of this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid to the party to be notified at such party’s address indicated in this Section 17 or at such other address as such party may designate by ten days’ advance written notice to the other parties. Notices in writing shall also be deemed effectively given upon delivery by an overnight courier, or upon transmission by facsimile, except that the time at which the notice is given will be the time at which confirmation of receipt is generated by the receiving facsimile machine. In the case of any notice to the Company, such notice shall be addressed to the Company at, 10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004 Attention: Chief Financial Officer (telephone line facsimile number (425) 749-3601), with a copy to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, Attention: Richard A. Friedman, Esq. (telephone line facsimile number (212) 930-9725), and in the case of any notice to the Collateral Agent or to the Collateral Agent while it serves as Lockbox Agent, such notice shall be addressed to the Collateral Agent (or Lockbox Agent, as applicable) at Alexandra Global Master Fund Ltd., c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York 10017 (telephone line facsimile number (212) 301-1810), and if the Collateral Agent is not the Lockbox Agent, in the case of any notice to the Lockbox Agent, such notice shall be addressed to the Lockbox Agent at its address or telephone line facsimile transmission number provided in writing to the Company and the Collateral Agent at the time it becomes the Lockbox Agent.

18. Fees and Expenses. The Company agrees to pay the fees of the Lockbox Agent in performing its services under this Agreement and all reasonable expenses (including, but not limited to, attorneys' fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, incidental to, or in any way relating to the performance by the Lockbox Agent of its obligations and the enforcement or protection of the rights of the Lockbox Agent hereunder.

19. Concerning Lockbox Agent.  The Company acknowledges that the rights and responsibilities of the Lockbox Agent under this Agreement with respect to any action taken by the Lockbox Agent or the exercise or nonexercise by the Lockbox Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Lockbox Agent and the Holders, be governed by Exhibit A to this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Lockbox Agent and the Company, except as expressly provided in Section 16, the Lockbox Agent shall be conclusively presumed to be acting as agent for the Collateral Agent with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation to make any inquiry respecting such authority.

20. Concerning the Collateral Agent. The Collateral Agent hereby appoints the Lockbox Agent as its agent upon the terms provided in this Agreement, with the Lockbox Agent to act exclusively for the benefit of the Collateral Agent. The Collateral Agent is executing and delivering this Agreement solely for purposes of this Section 20.

21. Integration. This Agreement represents the entire agreement of the Company and the Lockbox Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties relative to the subject matter hereof not expressly set forth or referred to herein.

22. Governing Law. This Agreement and the rights and obligations of the Company under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

23. Counterparts; Execution. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

24. Third Party Beneficiaries. The Collateral Agent and the Holders shall be third party beneficiaries of this Agreement.

25. Collateral Agent as Lockbox Agent. Whenever there shall not be a bank or other financial institution serving as Lockbox Agent, the Collateral Agent shall serve as Lockbox Agent. The Collateral Agent may select a bank or financial institution to serve as Lockbox Agent. During any period that the Collateral Agent serves as Lockbox Agent any reference to the Collateral Agent in this Agreement shall be a nullity. A bank selected by the Collateral Agent to serve as Lockbox Agent may, by executing and delivering to the Company and the Collateral Agent a counterpart of this Agreement, become a party to this Agreement, as Lockbox Agent, whereupon, the Collateral Agent shall cease to be the Lockbox Agent, and the Company agrees to all amendments to the form of this Agreement as such bank or financial institution so selected by the Collateral Agent to serve as Lockbox Agent may require. While the Collateral Agent serves as Lockbox Agent, it may maintain the Collateral Account at a bank selected by the Collateral Agent, notwithstanding any provision of this Agreement to the contrary.

26. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered as of the date first above written.

EMAGIN CORPORATION

By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

ALEXANDRA GLOBAL MASTER FUND LTD.,
as Collateral Agent and Lockbox Agent

BY: Alexandra Investment Management, LLC,
as Investment Advisor

/s/ Mikhail Filimonov
Name Mikhail Filimonov Title Chairman and Chief Executive Officer

Exhibit A

The Lockbox Agent

1. Appointment. The Holders (all capitalized terms used in this Exhibit A and not otherwise defined herein shall have the respective meanings provided in the Lockbox Agreement to which this Exhibit A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby irrevocably designate Alexandra Global Master Fund Ltd. as Lockbox Agent to act as specified herein and in the Agreement. Each Investor hereby irrevocably authorizes, and each other Holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Lockbox Agent to take such action on its behalf under the provisions of the Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Lockbox Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Lockbox Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Lockbox Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Lockbox Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Lockbox Agent shall be mechanical and administrative in nature; the Lockbox Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of the Collateral Agent or any Holder; and nothing in the Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Lockbox Agent any obligations in respect of the Agreement except as expressly set forth herein.

The Lockbox Agent shall not be liable for any act it may do or omit to do while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Lockbox Agent on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. The Lockbox Agent shall have the right at any time to consult with counsel on any question arising under the Agreement. The Lockbox Agent shall incur no liability for any delay reasonably required to obtain the advice of counsel. Nothing herein shall constitute a release or waiver of such legal counsel from any liability it may have for the advice given to the Lockbox Agent.

3. Lack of Reliance on the Lockbox Agent. Independently and without reliance upon the Lockbox Agent, the Collateral Agent and each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with the making and the continuance of the Company's obligations under the Transaction Documents and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and the Lockbox Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Collateral Agent or any Holder with any credit or other information with respect thereto, whether coming into its possession before any such obligation arises or the purchase of any Note, or at any time or times thereafter. The Lockbox Agent shall not be responsible to the Collateral Agent or any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of the Agreement or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement, or the financial condition of the Company, or the existence or possible existence of any Event of Default.

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4. Certain Rights of the Lockbox Agent. No Holder shall have the right to cause the Lockbox Agent to take any action with respect to the Lockbox or the Collateral Account, with only the Collateral Agent or the Majority Holders having the right to direct the Lockbox Agent to take any such action. If the Lockbox Agent shall request instructions from the Collateral Agent or the Majority Holders with respect to any act or action (including failure to act) in connection with the Agreement, the Lockbox Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Collateral Agent or the Majority Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken by the Lockbox Agent; and the Lockbox Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither the Collateral Agent nor any Holder shall have any right of action whatsoever against the Lockbox Agent as a result of the Lockbox Agent acting or refraining from acting hereunder in accordance with the instructions of the Collateral Agent or the Majority Holders or as otherwise specifically provided in the Agreement.

5. Reliance. The Lockbox Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telephone line facsimile transmission, email, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to the Agreement and its duties thereunder, upon advice of counsel selected by it.

6. Limitation of Collateral Agent and Holder Liability. The Collateral Agent and the Holders shall not be liable for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Lockbox Agent in performing its duties hereunder or under the Agreement, or in any way relating to or arising out of the Agreement.

7. The Lockbox Agent in its Individual Capacity. The Lockbox Agent and its affiliates may lend money to, purchase, sell and trade in securities of and generally engage in any kind of business with the Company or any affiliate or subsidiary of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services to the Company in connection with the Transaction Documents and otherwise without having to account for the same to the Holders; provided, however, that the Collateral Agent on behalf of itself and such affiliates, hereby waives any claim, right or Lien against the Collateral Account in any way arising from or relating to any such loan, securities transaction or business with the Company.

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8. Holders. The Lockbox Agent may deem and treat the holder of record of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, as the case may be, shall have been filed with the Lockbox Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of record of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

9. Resignation by the Lockbox Agent. (a) The Lockbox Agent may resign from the performance of all its functions and duties under the Agreement at any time by giving 60 Business Days' prior written notice (as provided in the Agreement) to the Company, the Collateral Agent and the Holders. Such resignation shall take effect upon the appointment of a successor Lockbox Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Collateral Agent shall appoint a successor Lockbox Agent hereunder.

(c) If a successor Lockbox Agent shall not have been so appointed within said 60 Business Day period, the Lockbox Agent shall then appoint a successor Lockbox Agent who shall serve as Lockbox Agent hereunder or thereunder until such time, if any, as the Collateral Agent appoints a successor Lockbox Agent as provided above. If a successor Lockbox Agent has not been appointed within such 60-day period, the Lockbox Agent may, at the sole cost and expense of the Company, petition any court of competent jurisdiction or may interplead the Company, the Collateral Agent and the Holders in a proceeding for the appointment of a successor Lockbox Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Company.

(d) The fees of any successor Lockbox Agent for its services as such shall be payable by the Company.

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